Adam J. Laufer, ATTORNEY AT LAW
                         650 West Avenue, SUITE 1509
                                Miami Beach, FL 33139
                               305-913-7733 PHONE
                             305-913-7732 FACSIMILE

March 23,  2003

Dair Ventures,  Inc.
650 West Avenue Suite 1509
Miami Beach, Florida 33139

Re:     Form  S-8  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Dair Ventures, Inc.
(the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.     10,000,000  shares  of  common  stock,  $.0001  par  value
(the "Shares") issuable  pursuant  to  the  following:

a.) Consulting agreement dated March 22, 2003 with Adam J. Laufer b.) Consulting agreement dated March 22, 2003 with Zero Degrees, Inc.
c.)  Consulting  agreement  dated  March 22, 2003 with Questar, Inc.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

     Sincerely,

     /s/  Adam J. Laufer,  Attorney  at  Law

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